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                                                                 Exhibit (j)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 8, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to the Board of Directors and Shareholders of Forward Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California
April 25, 2002